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[QUAKER STATE CORPORATION LETTERHEAD]
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                                                                 AUGUST 17, 1998

DEAR SHAREOWNERS:

     You are cordially invited to attend a Special Meeting of Stockholders of Quaker State Corporation ("Quaker State") to be held at the Four Seasons Hotel, 120 East Delaware Place, Chicago, Illinois 60611, on September 18, 1998, starting at 1:00 p.m., local time. The purpose of the Special Meeting is set forth below and in the accompanying Notice of Special Meeting of Stockholders, and is described in detail in the accompanying Proxy Statement/Prospectus.

     On April 14, 1998, Quaker State entered into an Agreement and Plan of Merger (as amended, the "Merger Agreement"), with Pennzoil Company ("Pennzoil"), Pennzoil Products Company ("PPC") and Downstream Merger Company ("Merger Sub"), pursuant to which Merger Sub will be merged (the "Merger") with and into Quaker State, with Quaker State surviving as a wholly owned subsidiary of PPC. The Merger will take place after Pennzoil has consolidated its motor oil, refined products and fast lube operations under PPC and spun off PPC to its stockholders. PPC will be renamed "Pennzoil-Quaker State Company" prior to the Merger.

     As a Quaker State shareowner, you will be entitled to receive .8204 of a share of common stock of Pennzoil-Quaker State Company in exchange for each share of Quaker State capital stock that you own. You will receive only whole shares of Pennzoil-Quaker State Company common stock. Cash will be paid instead of any fractional shares you would otherwise receive.

     In order to accomplish the Merger, shareowners of Quaker State are being asked to adopt the Merger Agreement. Consummation of the Merger is subject to, among other things, approval and adoption of the Merger Agreement by Quaker State shareowners and review by, or receipt of certain approvals from, regulatory authorities. Information concerning the Special Meeting, the Merger and related matters is contained in the accompanying Proxy Statement/Prospectus. A copy of the Merger Agreement is attached as Annex A to the accompanying Proxy Statement/Prospectus. We urge you to read the enclosed material carefully.

     QUAKER STATE'S BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS ADVISABLE AND IN THE BEST INTERESTS OF QUAKER STATE AND ITS SHAREOWNERS AND HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT. THE BOARD UNANIMOUSLY RECOMMENDS THAT QUAKER STATE SHAREOWNERS VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT. The Quaker State Board reached this decision after careful consideration of a number of factors more fully described in the accompanying Proxy Statement/Prospectus. The Quaker State Board received written opinions from Quaker State's financial advisors, Chase Securities Inc. ("Chase") and Goldman, Sachs & Co. ("Goldman Sachs"), to the effect that, as of the date of the Merger Agreement, and based upon certain assumptions, limitations and qualifications stated therein, the exchange ratio set forth in the Merger Agreement was fair from a financial point of view to the Quaker State shareowners. Full opinions of Chase and Goldman Sachs are included as Annexes C and D to the accompanying Proxy Statement/Prospectus and should be read carefully in their entirety.
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     It is important for your shares to be represented at the Special Meeting.
Whether or not you plan to attend the Special Meeting in person, we urge you promptly to mark, sign and date the enclosed proxy card and mail it in the enclosed postage-paid envelope, so that your vote can be recorded. If you attend the Special Meeting, you may vote your shares personally whether or not you have previously submitted a proxy. Your prompt cooperation will be greatly appreciated.

     Thank you for your time and attention to the accompanying Notice of Special Meeting and Proxy Statement/Prospectus.

                                            Sincerely,

                                            Herbert M. Baum
                                            Chairman and Chief Executive Officer

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                            QUAKER STATE CORPORATION
                        225 East John Carpenter Freeway
                              Irving, Texas 75062

                   Notice of Special Meeting of Stockholders
                        to be held on September 18, 1998

To the Stockholders of
Quaker State Corporation:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Special Meeting") of Quaker State Corporation, a Delaware corporation ("Quaker State"), will be held at the Four Seasons Hotel, 120 East Delaware Place, Chicago, Illinois 60611, on September 18, 1998, starting at 1:00 p.m., local time, for the following purposes, as more fully described in the accompanying Proxy Statement/Prospectus:

     1. To consider and vote upon adoption of the Agreement and Plan of Merger, dated as of April 14, 1998 (as amended, the "Merger Agreement"), among Pennzoil Company, a Delaware corporation ("Pennzoil"), Pennzoil Products Company, a Delaware corporation to be renamed Pennzoil-Quaker State Company, Downstream Merger Company, a Delaware corporation and a wholly owned subsidiary of Pennzoil-Quaker State Company ("Merger Sub"), and Quaker State, which provides for the merger of Merger Sub with and into Quaker State (the "Merger"), and the conversion of each share of Capital Stock, par value $1.00 per share, of Quaker State into the right to receive .8204 of a share of Common Stock, par value $.10 per share, of Pennzoil-Quaker State Company. Cash will be paid in lieu of fractional shares of Pennzoil-Quaker State Company Common Stock. As a result of the Merger, Quaker State will become a wholly owned subsidiary of Pennzoil-Quaker State Company. The Merger and related matters are described in greater detail in the accompanying Proxy Statement/Prospectus, to which a copy of the Merger Agreement is attached as Annex A.

     2. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

     The close of business on August 10, 1998 (the "Quaker State Record Date") has been established as the record date for Quaker State stockholders entitled to notice of and to vote at the Special Meeting. Only holders of record of shares of Quaker State Capital Stock on the Quaker State Record Date are entitled to notice of and to vote at the Special Meeting.

     The affirmative vote of the holders of a majority of the outstanding shares of Quaker State Capital Stock is required to adopt the Merger Agreement.

     A list of stockholders entitled to vote at the Special Meeting will be available for inspection by any stockholder for any purpose germane to the Special Meeting during ordinary business hours for ten days preceding the Special Meeting at the offices of Wildman, Harrold, Allen & Dixon, 225 W. Wacker Drive, 30th Floor, Chicago, Illinois 60606.

     IT IS IMPORTANT FOR YOUR SHARES TO BE REPRESENTED AT THE SPECIAL MEETING. YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING IN PERSON. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE PROMPTLY MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT IN THE ENCLOSED RETURN ENVELOPE, SO THAT YOUR VOTE CAN BE RECORDED. THE ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. A stockholder may revoke his or her proxy at any time prior to its use by delivering to the Secretary of Quaker State a signed notice of revocation or a later-dated, signed proxy card or by attending the Special Meeting and voting in person. Please see the accompanying Proxy Statement/Prospectus for further details regarding the treatment of proxies at the Special Meeting.
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     Please do not mail any stock certificates at this time.

                                          By Order of the Board of Directors.

                                          /s/ PAUL E. KONNEY

                                          Paul E. Konney
                                          Senior Vice President, General
                                            Counsel and Secretary

Irving, Texas
August 17, 1998

                             YOUR VOTE IS IMPORTANT

        PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD AS SOON AS POSSIBLE

                 YOUR ATTENTION IS DIRECTED TO THE ACCOMPANYING
                           PROXY STATEMENT/PROSPECTUS

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